UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 24, 2017

Xenetic Biosciences, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-37937	45-2952962
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

99 Hayden Avenue, Suite 230 Lexington, Massachusetts	02421
(Address of Principal Executive Offices)	(Zip Code)

(781) 778-7720

(Registrant’s Telephone Number, including Area Code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_]        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On April 24, 2017, the Board of Directors of Xenetic Biosciences, Inc. (the “Company”) appointed James F. Parslow as the Company’s principal accounting officer, effective immediately. Mr. Parslow will continue to serve in his current roles as the Company’s Chief Financial Officer and principal financial officer in addition to his newly appointed role of principal accounting officer.

Mr. Parslow, age 52, has served as the Company’s Chief Financial Officer since April 3, 2017. Prior to joining the Company, he served as Chief Financial Officer, Treasurer and Secretary of World Energy Solutions, Inc., a publicly-traded business-to-business e-commerce company brokering energy and environmental commodities, from 2006 until its acquisition by EnerNOC, Inc. in 2015. From 2015 until April 2017, he served as an independent consultant providing interim chief financial officer services to multiple emerging technology companies. Mr. Parslow is a Certified Public Accountant with more than 25 years of experience serving private and public companies in the alternative energy, online auction, and high-tech manufacturing industries. He holds an A.B. in Economics and Accounting from the College of the Holy Cross and an M.B.A. with a concentration in Finance from Bentley University.

Mr. Parslow was not appointed to serve as principal accounting officer pursuant to any arrangements or understandings with the Company or with any other person, and there are no related party transactions between Mr. Parslow and the Company that would require disclosure under Item 404(a) of Regulation S-K. His compensation will not be changed in connection with his designation as principal accounting officer.

Item 5.08	Shareholder Director Nominations.

On April 24, 2017, the Board of Directors scheduled the Company’s 2017 annual meeting of stockholders (the “Annual Meeting”) for July 18, 2017. The Board has also established the close of business on May 23, 2017 as the record date for determining stockholders entitled to receive notice of and to vote at the Annual Meeting.

In accordance with the rules and regulations of the Securities and Exchange Commission (the “SEC”) and the Company’s Amended and Restated Bylaws, notice by a stockholder of any qualified stockholder proposal or qualified stockholder nominations must be received by the Company at its principal executive offices at 99 Hayden Avenue, Suite 230, Lexington, Massachusetts 02421 and directed to the attention of the Corporate Secretary by May 8, 2017, which is the eleventh (11th) day following the date of this Current Report on Form 8-K. Such stockholder proposals or nominations must conform to the rules and regulations promulgated by the SEC and the Company’s Amended and Restated Bylaws. Any such notice received after the close of business on May 8, 2017 will be considered untimely and not properly brought before the Annual Meeting. All stockholder proposals and nominations must comply with applicable Nevada law, the rules and regulations promulgated by the SEC, and the procedures set forth in the Company’s Amended and Restated Bylaws.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XENETIC BIOSCIENCES, INC.

Date: April 27, 2017	By:	/s/ M. Scott Maguire
Name: M. Scott Maguire Title: Chief Executive Officer